Exhibit 10.12

AMENDMENT TO

INCENTIVE DEFERRED BONUS COMPENSATION AGREEMENT

BETWEEN WALKER & DUNLOP GP, LLC AND

RICHARD WARNER

WHEREAS, Walker & Dunlop GP, LLC (the “Company”) and Richard Warner (the “Employee”) previously entered into an Incentive Deferred Bonus Compensation Agreement (the “Agreement”) originally effective as of June 16, 2008; and

WHEREAS, Section 4.8(B) of the Agreement provides that the Agreement may be amended at any time by written consent of the Company and the Employee; and

WHEREAS, the Company and the Employee now wish to amend the Agreement, effective as of January 1, 2009, in order to ensure compliance with the requirements of section 409A of the Internal Revenue Code of 1986, as amended, and to make certain other changes to the terms of payment as permitted by applicable transitional guidance.

NOW, THEREFORE, the Company and the Employee agree to amend the Agreement, effective as of January 1, 2009, as follows:

Section 3.2 is amended by deleting subsection 3.2(A)(ii) in its entirety and inserting the following in lieu thereof:

(ii)           If Employee’s rights to a Deferred Bonus for a Base Fiscal Year vest pursuant to Section 3.1(D), the portion of the Deferred Bonus attributable to each respective Base Fiscal Year shall be paid to Employee (or, if applicable, his Beneficiary) within sixty (60) days after the third anniversary of the first day of that Base Fiscal Year.  For example, if the Employee has earned a Deferred Bonus for the 2008 and 2009 Base Fiscal Years and a Change in Control occurs on December 31, 2009, (a) the Employee’s rights to the Deferred Bonus shall become fully earned and vested as of December 31, 2009; (b) the portion of the Deferred Bonus attributable to the 2008 Base Fiscal Year shall be paid to the Employee (or, if applicable, his Beneficiary) within 60 days after January 1, 2011, without regard to whether or not the Employee remains employed with the Company (or any successor entity) on that date; and (c) the portion of the Deferred Bonus attributable to the 2009 Base Fiscal Year shall be paid to the Employee (or, if applicable, his Beneficiary) within 60 days after January 1, 2012, without regard to whether or not the Employee remains employed with the Company (or any successor entity) on that date.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the 31st day of December, 2008.

WALKER & DUNLOP GP, LLC
By:	/s/ Deborah A. Wilson
Name:	Deborah A. Wilson
Title:	SVP & CFO

/s/ Richard Warner
Richard Warner